Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PSB Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 21, 2007 related to the consolidated statements of financial condition of PSB Holdings, Inc. as of June 30, 2007 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, which report appears in the June 30, 2007 annual report on Form 10-KSB of PSB Holdings, Inc.

/s/ WHITTLESEY & HADLEY, P.C.

September 21, 2007

Hartford, Connecticut